Form N-SAR
Item 77 I
Terms of New or Amended Securities
The RBB Fund, Inc.


1.	The Company incorporates herein by reference
Articles Supplementary of Registrant for Class CCCCC and DDDDD shares of the Robeco Boston Partners
Global Equity Fund: Investor Class and Institutional
Class shares, and Class EEEEE and FFFFF shares of the Robeco Boston Partners International Equity
Fund: Investor Class and Institutional Class shares, respectively, filed as exhibit (a)(60) to the Registrant's Post-Effective Amendment No. 142 as filed electronically with the SEC on October 14, 2011 (Accession No. 0001104659-11-056173).

2.	The Company incorporates herein by reference
Articles Supplementary of Registrant for Class
GGGGG, HHHHH and IIIII shares of the Summit Global
Investments Low Volatility Equity Fund: Class A,
Class I and Retail Class shares, respectively, filed as exhibit (a)(61) to the Registrant's Post-
Effective Amendment No. 144 as filed electronically with the SEC on December 15, 2011 (Accession No.
0001104659-11-069708).

3.	Articles Supplementary of Registrant for Class BBBB,
CCCC and DDDD shares of the Free Market U.S. Equity
Fund, Free Market International Equity Fund and Free
Market Fixed Income Fund are filed herewith.